UNIT PURCHASE AGREEMENT

     THIS UNIT PURCHASE AGREEMENT, dated as of April 10, 2002 (this "Agreement"), is made by and among Outsourcing Solutions Inc., a Delaware corporation (the "Company"), and the Purchasers listed on the signature pages hereto (each a "Purchaser" and collectively the "Purchasers"). Except as otherwise indicated, capitalized terms used herein are defined in Section 7 hereof.

     The parties hereto agree as follows:

     Section 1. Authorization of Series B Junior Preferred Stock. The Company has authorized a class of 7,500 shares of Series B Junior Preferred Stock, no par value per share, having the terms and provisions set forth on Exhibit A hereto (the "Series B Junior Preferred Stock").

     Section 2.  Purchase and Sale of Junior Preferred Stock.

     2A. Purchase and Sale. Subject to the terms and conditions set forth herein, the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, (i) such number of shares of Series B Junior Preferred Stock as is set forth in Schedule 1 attached hereto at the purchase price set forth thereon and (ii) a warrant (each a "Warrant") to purchase up to the number of shares of the Company's Senior Common Stock, par value $.01 (the "Senior Common Stock") set forth next opposite such Purchaser's name on Schedule 2 attached hereto at the purchase price set forth thereon. This purchase and sale is being consummated pursuant to Section 4.C.vii of the Company's Fourth Amended and Restated Certificate of Incorporation. The Series B Junior Preferred Stock and Warrants are collectively referred to herein as the "Units."

     2B. The Closing. The closing of the sale and purchase of the Units hereunder (the "Closing") will take place at the offices of Kirkland & Ellis, 200 East Randolph, Chicago, Illinois 60601. At the Closing, the Company will deliver to each Purchaser (i) a Warrant and (ii) a certificate or certificates evidencing the number of shares of Series B Junior Preferred Stock to be purchased by such Purchaser, registered in the name of such Purchaser against payment of the purchase price therefor by delivery of a cashier's or certified check or checks of immediately available funds or by wire transfer of immediately available funds to a bank account designated by the Company.

     Section 3.  Restrictions on Transfers.

     3A. Transfer of Restricted Securities. No holder of Restricted Securities (other than Madison Dearborn Capital Partners III, L.P. or its affiliates) shall sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in his Restricted Securities (a "Transfer"), except pursuant to the provisions of this paragraph 3.

     3B. First Offer Right. At least 30 days prior to making any Transfer of any Restricted Securities the transferring stockholder (the "Transferring Stockholder") shall deliver a written notice (an "Offer Notice") to the Company. The Offer Notice shall disclose in reasonable detail the proposed number of Restricted Securities to be transferred, the proposed terms and conditions of the Transfer and the identity of the prospective transferee(s) (if known). First, the Company may elect to purchase all (but not less than all) of the Restricted Securities specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Stockholder as soon as practical but in any event within ten days after the delivery of the Offer Notice. If the Company has elected to purchase Restricted Securities from the Transferring Stockholder, the transfer of such shares shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within 15 days after the expiration of the Election Period. To the extent that the Company has not elected to purchase all of the Restricted Securities being offered, the Transferring Stockholder may, within 90 days after the expiration of the Election Period and subject to the provisions of subparagraph 3A above, transfer such Restricted Securities to one or more third parties at a price no less than 95% of the price per share specified in the Offer Notice and on other terms no more favorable to the transferees thereof than offered to the Company in the Offer Notice. Any Restricted Securities not transferred within such 90-day period shall be reoffered to the Company under this paragraph 3B prior to any subsequent Transfer. The purchase price specified in any Offer Notice shall be payable solely in cash at the closing of the transaction or in installments over time

     3C. Procedure for Transfer. In connection with the transfer of any Restricted Securities other than to the Company or Madison Dearborn Capital Partners III, L.P. or its affiliates, the holder thereof will deliver to the Company an opinion (reasonably satisfactory to the Company) of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act.

     Section 4. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that as of the Closing:

     4A. Organization, etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement.

     4B. Authorization; No Breach. The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby and thereby have been duly authorized by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally. The execution and delivery by the Company of this Agreement and all other agreements and instruments contemplated hereby and thereby to be executed by the Company, and the offering, sale and issuance of the Units hereunder, do not and will not
(i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body (other than in connection with certain state and federal securities laws) or any other third party pursuant to, the Fourth Amended and Restated Certificate of Incorporation or the Bylaws, or any law, statute, rule, regulation, instrument, order, judgment or decree to which the Company is subject or any agreement or instrument to which the Company is a party, or by which its assets are bound. The Series B Junior Preferred Stock has been duly and validly authorized for issuance by the Company and, when issued and paid for in accordance with this Agreement, will be fully paid and non-assessable and free and clear of any liens and preemptive or similar rights. The Senior Common Stock issuable upon exercise of the Warrants has been duly and validly authorized for issuance by the Company and, when issued and paid for in accordance with this Agreement, will be fully paid and non-assessable and free and clear of any liens and preemptive or similar rights.

     4C. No Registration. Assuming the truth and accuracy of the representations set forth in Section 5 hereof, the offers and sales of the Units pursuant to the terms hereof are not required to be registered under the Securities Act or any state securities laws.

     Section 5.  Purchasers' Representations and Warranties.

     5A. Purchasers' Investment Representations. Each Purchaser individually, and not jointly or severally, hereby represents that he or it is acquiring the Restricted Securities purchased hereunder for his or its own account with the present intention of holding such securities for investment purposes and that it has no intention of selling such securities in a public distribution in violation of federal or state securities laws; provided that nothing contained herein will prevent the Purchaser and the subsequent holders of such securities from transferring such securities in compliance with the provisions of Section 3 hereof. Each certificate for Restricted Securities will be conspicuously imprinted with a legend substantially in the following form (the "Securities Act Legend"):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON APRIL 10, 2002, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE TRANSFER OF SUCH SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE UNIT PURCHASE AGREEMENT DATED AS OF APRIL 10, 2002, BETWEEN THE ISSUER (THE "COMPANY") AND THE ORIGINAL PURCHASER HEREOF, AND THE COMPANY RESERVES THE RIGHT TO REFUSE TO TRANSFER SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE."

Whenever any shares of Series B Junior Preferred Stock or Senior Common Stock, as applicable, cease to be Restricted Securities and are not otherwise restricted securities, the holder thereof will be entitled to receive from the Company, without expense, upon surrender to the Company of the certificate representing such shares of Series B Junior Preferred Stock or Senior Common Stock, as applicable, a new certificate representing such shares of Series B Junior Preferred Stock or Senior Common Stock, as applicable, of like tenor but not bearing a legend of the character set forth above.

     5B. Other Representations and Warranties of the Purchasers. Each Purchaser individually, and not jointly or severally, represents and warrants to and covenants and agrees with, the Company that:

          (i) the Purchaser has had an opportunity to ask questions and receive answers concerning the terms and conditions of the securities purchased hereunder and has had full access to such other information concerning the Company, including without limitation the Company's Form 8-K filed on March 21, 2002, as the Purchaser may have requested and that in making its decision to invest in the securities being purchased hereunder it is not in any way relying on the fact that any other person has decided to be a Purchaser hereunder or to invest in the securities;

          (ii) the Purchaser (a) is an "accredited investor" as defined in Rule 501(a) under the Securities Act or (b) by reason of his business and financial experience, and the business and financial experience of those retained by him to advise it with respect to its investment in the securities being purchased hereunder, he, together with such advisors, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of its prospective investment in such securities, is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment; and

          (iii) the Purchaser has all requisite power and authority to enter into, deliver and consummate the transactions contemplated by this Agreement (including the purchase of the securities to be purchased by the Purchaser hereunder) and this Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms (subject to the availability of equitable remedies and to the laws of bankruptcy and other similar laws affecting creditors' rights generally) and, as applicable, does not violate the Purchaser's charter, by-laws or other organizational documents.

     Section 6.  Definitions.

     "Bylaws" means the Bylaws of the Company, as such Bylaws may be modified, amended or amended and restated from time to time.

     "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency, or political subdivision thereof.

     "Restricted Securities" means the Series B Junior Preferred Stock and Warrants issued hereunder and the Senior Common Stock issuable upon exercise of the Warrants, and any securities issued with respect to such Series B Junior Preferred Stock or Senior Common Stock by way of any stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) become eligible for sale pursuant to Rule 144 (excluding Rule 144(k)) or Rule 144A of the Securities and Exchange Commission (or any similar rule then in force). Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act Legend of the character set forth in paragraph 5A.

     "Rule 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

     "Rule 144A" means Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

     "Senior Common Stock" means the Company's Senior Common Stock, par value $0.01.

     Section 7.  Miscellaneous.

     7A. Remedies. The holders of the Series B Junior Preferred Stock or the Warrant acquired hereunder (directly or indirectly) will have all of the rights and remedies set forth in this Agreement and the Certificate of Incorporation, and all of the rights and remedies which such holders have been granted at any time under any other agreement or contract, and all of the rights and remedies which such holders have under any law. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law.

     7B. Amendments and Waivers. Except as otherwise provided herein, any provision hereof may be amended or waived generally and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least two-thirds of the outstanding shares of Series B Junior Preferred Stock issued hereunder. No course of dealing between the Company and any holder of Series B Junior Preferred Stock or any delay on the part of any such holder in exercising any rights hereunder or under any agreement contemplated hereby or under the Certificate of Incorporation or the Bylaws will operate as a waiver of any rights of any such holder.

     7C. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, regardless of any investigation made by any Purchaser or on its behalf.

     7D. Successors and Assigns.

          (i) Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchaser's benefit as the purchaser or holder of Units are also for the benefit of and enforceable by any subsequent holder of such Purchaser's Units.

          (ii) If a sale, transfer, assignment or other disposition of the Series B Junior Preferred Stock or the Warrant is made in accordance with the provisions of this Agreement to any Person and such securities remain Restricted Securities immediately after such disposition, such Person shall, at or prior to the time such securities are acquired, execute a counterpart of this Agreement with such modifications thereto as may be necessary to reflect such acquisition, and such other documents as are necessary to confirm such Person's agreement to become a party to, and to be bound by, all covenants, terms and conditions of this Agreement as theretofore amended.

     7E. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

     7F. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

     7G. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     7H. Governing Law. All issues concerning the enforceability, validity and binding effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

     7I. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and shall be delivered personally or by telex or telecopy as described below or by reputable over night courier, and shall be deemed given on the date on which such delivery is made. If delivered by telex or telecopy such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid

     7J. Stockholders Agreement. The holder of the Series B Junior Preferred Stock acknowledges that by virtue of executing this Agreement it will become a party to and be bound by and subject to the terms and conditions of the Amended and Restated Stockholders Agreement, dated as of April 16, 2001, among the Company and certain of the Company's stockholders, as amended from time to time, which is attached as Exhibit B hereto.

                                    * * * * *

         IN WITNESS WHEREOF, the parties hereto have executed this Unit Purchase Agreement as of the date first written above.

                                    OUTSOURCING SOLUTIONS INC.

                                    /s/ Eric R. Fencl
                                    -------------------------------------
                                    By:  Eric R. Fencl
                                    Its: Senior Vice President, General
                                         Counsel and Secretary






                                    PURCHASERS TO FOLLOW ON SEPARATE
                                    SIGNATURE PAGES:

                                    MADISON DEARBORN CAPITAL PARTNERS III, L.P.

                                    By:  Madison Dearborn Partners III, L.P.
                                    Its: General Partners

                                         By:  Madison Dearborn Partners, Inc.
                                         Its: General Partner

                                         /s/ Timothy M. Hurd
                                         --------------------------------
                                         By:  Timothy Hurd
                                         Its: Managing Director



                                    MADISON DEARBORN SPECIAL EQUITY III, L.P.

                                    By:  Madison Dearborn Partners III, L.P.
                                    Its: General Partners

                                         By:  Madison Dearborn Partners, Inc.
                                         Its: General Partner

                                         /s/ Timothy M. Hurd
                                         --------------------------------
                                         By:  Timothy Hurd
                                         Its: Managing Director

                                   SCHEDULE 1

                              Number of Shares of
                                Series B Junior               Aggregate
        Purchaser               Preferred Stock            Purchase Price
------------------------   ------------------------   ------------------------
Madison Dearborn Capital
Partners III, L.P.                4,059.85                 $4,059,755.86


Madison Dearborn Special
Equity III, L.P.                     90.15                    $90,144.14

                                   SCHEDULE 2

                           Warrant Number and Shares
                            of Senior Common Stock            Aggregate
        Purchaser           Underlying Such Warrant        Purchase Price
------------------------   ------------------------   ------------------------

Madison Dearborn Capital   Warrant No. 1 evidencing            $97.83
Partners III, L.P.         the right to purchase up
                           to 41,427.14 shares of
                           Senior Common Stock

Madison Dearborn Special   Warrant No. 2 evidencing             $2.17
Equity III, L.P.           the right to purchase up
                           to 919.86 shares of Senior
                           common Stock

"THE SECURITIES REPRESENTED BY THIS WARRANT WERE ORIGINALLY ISSUED ON APRIL 10, 2002, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE TRANSFER OF SUCH SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE UNIT PURCHASE AGREEMENT DATED AS OF APRIL 10, 2002, BETWEEN THE ISSUER (THE "COMPANY") AND THE ORIGINAL PURCHASER HEREOF, AND THE COMPANY RESERVES THE RIGHT TO REFUSE TO TRANSFER SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. UPON WRITTEN REQUEST, A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF WITHOUT CHARGE.

HOLDERS OF THIS CERTIFICATE RECEIVING SENIOR COMMON STOCK PURSUANT TO THE EXERCISE OF THE SECURITIES REPRESENTED HEREBY WILL BE SUBJECT TO RESTRICTIONS ON TRANSFER, VOTING AGREEMENTS AND OTHER CONDITIONS AND RESTRICTIONS SPECIFIED IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF APRIL 16, 2001 AMONG THE COMPANY AND CERTAIN OF THE COMPANY, COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF SUCH SECURITIES UPON WRITTEN REQUEST."

Warrant No. __                                         Number of Shares: _______
Date of Issuance:  April 10, 2002                        (subject to adjustment)



                           OUTSOURCING SOLUTIONS INC.

                             A Delaware Corporation

                     Warrant to Purchase Senior Common Stock

     Outsourcing Solutions Inc. (the "Company"), for good and valuable consideration, receipt of which is hereby acknowledged, hereby grants __________________ or its registered assigns (the "Registered Holder"), the right, subject to the terms set forth below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 6), up to __________ (as adjusted from time to time) shares of Senior Common Stock, par value $0.01 per share (the "Senior Common Stock"), of the Company, pursuant to the provisions of this warrant (the "Warrant"), at a purchase price of $49.00 per share (as adjusted from time to time, the "Purchase Price"). The shares purchasable upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes referred to herein as the "Warrant Shares."

     Section 8. Exercise.

     8A. Manner of Exercise.This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant and the duly executed Notice of Exercise appended hereto as Exhibit A, at the principal office of the Company, or at such other office or agency as the Company may designate, together with payment in full of the Purchase Price payable in respect of the Warrant Shares purchased upon such exercise. The Purchase Price shall be paid to the Company by either (i) a certified check or wire transfer of immediately available funds in an amount equal to the product of the Purchase Price multiplied by the number of shares of Senior Common Stock being purchased upon such exercise (the "Aggregate Exercise Price") or (ii) a written notice to the Company that the Registered Holder is exercising this Warrant (or a portion thereof) by authorizing the Company to withhold from issuance a number of shares of Senior Common Stock issuable upon such exercise of the Warrant which when multiplied by the Market Price of the Senior Common Stock is equal to the Aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

     8B. Effective Time of Exercise. Exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business at the Company's principal office on the day on which this Warrant is surrendered to the Company and the Purchase Price paid as provided in Section 1. Subject to Section 3(a), at such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable shall be deemed to have become the holder or holders of record of the Warrant Shares evidenced by such certificates.

     8C. Delivery to Holder. Subject to Section 3, as soon as practicable after the exercise of this Warrant, and in any event within twenty (20) business days thereafter, the Company shall cause to be issued in the name of, and delivered to, the Registered Holder, or such Holder(s) as the Registered Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates evidencing the number of Warrant Shares to which such Registered Holder shall be entitled.

     Section 9. Adjustment of Purchase Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Purchase Price shall be subject to adjustment from time to time as provided in this Section 2, and the number of shares of Senior Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 2.

     9A. Adjustment of Purchase Price and Number of Shares upon Issuance of Common Stock. If and whenever the Company issues or sells, or in accordance with paragraph 2(b) is deemed to have issued or sold, any share of Common Stock for a consideration per share less than the Purchase Price in effect immediately prior to such time, then immediately upon such issuance or sale the Purchase Price shall be reduced to the lowest net price per share at which such share of Common Stock has been issued or sold or is deemed to have been issued or sold. Upon each such adjustment of the Purchase Price hereunder, the number of shares of Senior Common Stock acquirable upon exercise of this Warrant shall be adjusted to the number of shares determined by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Senior Common Stock acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

     9B. Effect on Purchase Price of Certain Events. For purposes of determining the adjusted Purchase Price under paragraph 2(a), the following shall be applicable:

          (i) Issuance of Rights or Options. If the Company in any manner grants or sells any Options and the lowest price per share for which any one share of Common Stock is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, is less than the Purchase Price in effect immediately prior to the time of the granting or sale of such Option, then such share of Common Stock shall be deemed to have been issued and sold by the Company at such time for such price per share. For purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock or of such Convertible Security upon the exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Security.

          (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Security and the lowest price per share for which any one share of Common Stock is issuable upon conversion or exchange thereof is less than the Purchase Price in effect immediately prior to the time of such issue or sale, then such share or shares of Common Stock shall be deemed to have been issued and sold by the Company at such time for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one share of Common Stock is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Purchase Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Purchase Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

          (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Purchase Price in effect at the time of such change shall be adjusted immediately to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock issuable hereunder shall be correspondingly adjusted.

          (iv) Treatment of Expired Option and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities without the exercise of such Option or right, the Purchase Price then in effect shall be adjusted immediately to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

          (v) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Registered Holders of Warrants representing a majority of the shares of Senior Common Stock obtainable upon exercise of such Warrants. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the shares of Senior Common Stock obtainable upon exercise of such Warrants. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

          (vi) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

          (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

          (viii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be

          (ix) Certain Issuances. Notwithstanding the foregoing, there shall be no adjustment to the Purchase Price under paragraph Section 3 with respect to (a) the issuance of Common Stock or options to the Company's or its affiliates current or former employees, officers, directors, or consultants pursuant to compensatory options or purchase rights which have been granted or are granted in the future, (b) warrants issued to underwriters in connection with a public offering registered under the Act, (c) the issuance of Common Stock (or warrants exercisable into Common Stock) to financial institutions or lessors in connection with the bona fide incurrence of indebtedness, equipment financings or similar transactions,
     (d) the issuance of Common Stock to strategic investors or in connection with acquisitions or corporate partnering transactions, (e) the issuance of Common Stock as a dividend or distribution on the Preferred Shares or Senior Common Shares, (f) the issuance of shares of Common Stock upon conversion of the Preferred Shares, Senior Common Shares and Non-Voting Common Shares in accordance with their respective terms or (g) the issuance of shares of Common Stock or other shares of the Company's capital stock upon conversion or exercise of any outstanding warrants, options or other convertible instruments.

     9C. Subdivision or Combination of Senior Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Senior Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Senior Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Senior Common Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Senior Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

     9D. Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Senior Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Senior Common Stock is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Senior Common Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the shares of Senior Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Senior Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Senior Common Stock obtainable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof shall thereafter be applicable to the Warrants (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Purchase Price to the value for the Senior Common Stock
reflected  by  the  terms  of  such   consolidation,   merger  or  sale,  and  a
corresponding immediate adjustment in the number of shares of Senior Common Stock acquirable and receivable upon exercise of the Warrants, if the value so reflected is less than the Purchase Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Senior Common Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

     9E. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Purchase Price and the number of shares of Senior Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall increase the Purchase Price or decrease the number of shares of Senior Common Stock obtainable as otherwise determined pursuant to this Section 2.

     9F. Notices.

          (i) Immediately upon any adjustment of the Purchase Price, the Company shall give written notice thereof to the Registered Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

          (ii) The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Senior Common Stock, (B) with respect to any pro rata subscription offer to holders of Senior Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

          (iii) The Company shall also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

     Section 10. Liquidating Dividends. If the Company declares or pays a dividend upon the Senior Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Senior Common Stock (a "Liquidating Dividend"), then the Company shall pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Senior Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Senior Common Stock entitled to such dividends are to be determined.

     Section 11. Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Registered holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Senior Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. Notwithstanding the foregoing, this Section 4 shall not apply to any grant, issuance or sale of any Options, Convertible Securities or Purchase Rights to the Company's or its affiliates current or former employees, officers, directors or consultants pursuant to compensatory options or purchase rights which have been granted or are granted in the future.

     Section 12. Transfers.

     12A. Unregistered Security. The Registered Holder of this Warrant acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares in the absence of (i) an effective registration statement under the Act as to this Warrant or such Warrant Shares and registration or qualification of this Warrant or such Warrant Shares under any applicable foreign, U.S. federal or state securities laws then in effect or (ii) an exemption from such registration and qualification under the Act. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

     12B. Stockholders Agreement. The Registered Holder of this Warrant acknowledges that the Registered Holder, upon exercise of this Warrant, shall become a party to and be bound by and subject to the terms and conditions of the Amended and Restated Stockholders Agreement, dated as of April 16, 2001, among the Company and certain of the Company's stockholders, as amended from time to time, which is attached as Exhibit B hereto and is incorporated herein by this reference. The Stockholders Agreement shall be binding on the Registered Holder and the other parties thereto.

     Section 13. Termination. This Warrant and the rights hereunder shall terminate upon the tenth (10th) anniversary of the Date of Issuance of this Warrant (the "Expiration Date").

     Section 14. Definitions.

          "Common Stock" means collectively the Senior Common Stock, Voting Common Stock and Non-Voting Common Stock.

          "Convertible Securities" means any stock or securities (directly or indirectly) convertible into or exchangeable for Common Stock.

          "Market Price" means as to any security the average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Registered Holders of Warrants representing a majority of the Senior Common Stock purchasable upon exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the Senior Common Stock purchasable upon exercise of all the Warrants then outstanding. The determination of such appraiser shall be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser shall be paid by the Company.

          "Non-Voting Common Stock" means the Company's Non-Voting Common Stock, par value $0.01.

          "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

          "Preferred Shares" means each share of Preferred Stock.

          "Preferred Stock" means the Company's Preferred Stock, no par value.

          "Senior  Common  Share"  means  each  share of  Senior  Common  Stock.

          "Voting Common Stock" means the Company's Voting Common Stock, par value $0.01.

          "Warrants" means this Warrant and any other warrant issued in connection with the purchase of Series B Junior Preferred Stock.

     Section 15. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

     Section 16. Authorization. All corporate action on the part of the Company and its directors necessary for the authorization, execution, delivery and performance of the Warrant by the Company, and the authorization, sale, issuance and delivery of the Warrant Shares has been taken. The Warrant, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms. The Warrant Shares have been duly and validly reserved and, when issued, will be validly issued, fully paid and nonassessable; and the Warrant Shares will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed on the Registered Holders; provided, however, that the Warrant Shares may be subject to restrictions on transfer by contract or under state or federal securities laws and restrictions.

     Section 17. Governmental Consent. No consent, approval order or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company is required in connection with offer, sale or issuance of the Warrant or the Warrant Shares, or the consummation of any other transaction contemplated hereby.

     Section 18. Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed given when sent, if delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the regular mail as certified or registered mail with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company and
(b) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder.

     Section 19. No Rights as Stockholder. The Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

     Section 20. No Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one Warrant Share on the date of exercise, as determined in good faith by the Board of Directors of the Company.

     Section 21. Amendment or Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Senior Common Stock obtainable upon exercise of the Warrants.

     Section 22. Headings. The headings in this Warrant are descriptive only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     Section 23. Governing Law. All issues concerning the enforceability, validity and binding effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

                                        OUTSOURCING SOLUTIONS INC.

                                        By:
                                               --------------------------------
                                        Name:  Eric R. Fencl
                                        Title: Senior Vice President, General
                                               Counsel and Secretary

                                        390 South Woods Mill Road, Suite 350
                                        Chesterfield, Missouri  63017
                                        Phone: (314) 576-0022
                                        Fax: (314) 576-1867
































           [Signature Page to Warrant to Purchase Senior Common Stock]

                               NOTICE OF EXERCISE

To:  Outsourcing Solutions Inc.

The undersigned hereby irrevocably, subject to the terms and conditions contained in the attached Warrant, elects to purchase ____ shares of Senior Common Stock of Outsourcing Solutions Inc., pursuant to the provisions of
Section 1 of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full, in cash.

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Senior Common Stock is being acquired solely for the account of the undersigned and the undersigned will not offer, sell or otherwise dispose of any of the Senior Common Stock in contravention of Section 3 of the Warrant.

Please issue a certificate or certificates representing said Senior Common Stock in the name of the undersigned or in such other name as is specified below.



                                       --------------------------------------
                                       (Name)


-------------------------              --------------------------------------
(Date)                                 (Signature)

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfer unto the Assignee named below the attached Warrant, together with all of the rights of the undersigned under the Warrant, with respect to the number of shares of Senior Common Stock set forth below:

    Name of Assignee               Address                 No. of Shares
------------------------   ------------------------   ------------------------

and does hereby irrevocably constitute and appoint ___________ Attorney to make such transfer on the books of Outsourcing Solutions Inc., maintained for the purpose, with full power of substitution in the premises.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the securities to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any securities to be issued upon exercise hereof in contravention of Section 3 of the Warrant. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities so purchased are being acquired for investment and not with a view toward distribution or resale.



Dated:
        -----------------------------


HOLDER:


        By:
                -----------------------------
        Title:
                -----------------------------


Note: The above signature should correspond exactly with the name on the face of the attached Warrant.